As filed with the Securities and Exchange Commission on August 13, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELI LILLY AND COMPANY

(Exact name of registrant as specified in its charter)

Indiana	35-0470950
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana	46285
(Address of principal executive offices)	(Zip code)

The Lilly Employee 401(k) Plan

The Savings Plan for Lilly Affiliate Employees in Puerto Rico

(Full title of the plans)

Anat Hakim, Senior Vice President, General Counsel and Secretary

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, Indiana 46285

(Name and address of agent for service)

(317) 276-2000

(Telephone number, including area code, of agent for service)

Copy to:

Sophia Hudson, P.C.

Sharon Freiman

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common stock, no par value(4)	5,700,000	$268.77	$1,531,989,000	$167,140.00
Common stock, no par value(5)	300,000	$268.77	$80,631,000	$8,796.84

(1)

This registration statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an aggregate of 6,000,000 additional shares of common stock, no par value (“Common Stock”), of Eli Lilly and Company (the “Company”) available for issuance to eligible persons under The Lilly Employee 401(k) Plan (the “U.S. Plan”) and The Savings Plan for Lilly Affiliate Employees in Puerto Rico (the “P.R. Plan” and, together with the U.S. Plan, the “Plans”).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Company’s receipt of consideration that increases the number of the Company’s outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described herein.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act, based on the average of the high and low sales prices of the Company’s Common Stock, as reported on the New York Stock Exchange on August 9, 2021.

(4)	Represents the additional shares of the Company’s Common Stock authorized for issuance under the U.S. Plan being registered hereby.
(5)	Represents the additional shares of the Company’s Common Stock that are authorized for issuance under the P.R. Plan being registered hereby.

EXPLANATORY NOTE — REGISTRATION OF ADDITIONAL SECURITIES

The Company is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 6,000,000 additional shares of the Company’s Common Stock available for issuance under the Plans (the “Additional Shares”). The Additional Shares are being registered in addition to the Company’s Common Stock previously registered for issuance under the Plans pursuant to the Company’s registration statement on Form S-8 filed with the Commission on February 24, 2011 (Registration No. 333-172422), as amended by the Company’s post-effective amendment to Form S-8 filed with the Commission on April 30, 2012 (such prior registration statement on Form S-8, as amended, the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those registered under the Prior Registration Statement and is being filed in accordance with General Instruction E to Form S-8 regarding the registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statement are hereby incorporated by reference and made part of this Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission, are incorporated in this Registration Statement by reference:

(a)	The Plans’ annual report on Form 11-K for the fiscal year ended December 31, 2020, filed with the Commission on June 24, 2021;

(b)

The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 17, 2021 (including the information incorporated by reference therein from the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on March 19, 2021);

(c)	The Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on April 30, 2021;

(d)	The Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2021, filed with the Commission on August 3, 2021;

(e)

The Company’s current reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K  and exhibits accompanying such reports that are related to such items) filed with the Commission on January 14, 2021, February  9, 2021, February  17, 2021, May  5, 2021 and May 27, 2021; and

(f)

The description of the Company’s Common Stock contained in the Company’s registration statement under the Exchange Act with respect to that Common Stock filed with the Commission, as amended by the description of the Company’s Common Stock contained in Exhibit 4.3 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020 and as amended by any subsequent amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement (other than any such documents or portions thereof, including any exhibits included with such Items, that are not deemed “filed” with the Commission, including any information furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K, unless otherwise indicated therein), but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

EXHIBIT INDEX

Exhibit Number	Description

4.1	The Lilly Employee 401(k) Plan.

4.2	The Savings Plan for Lilly Affiliate Employees in Puerto Rico.

5.1	Internal Revenue Service determination letter regarding The Lilly Employee 401(k) Plan, dated June 13, 2017.

5.2	Puerto Rico Department of Treasury determination letter regarding The Savings Plan for Lilly Affiliate Employees in Puerto Rico, dated October 11, 2013.

23.1	Consent of Ernst and Young LLP.

24.1	Power of Attorney (included on the signature page of this Registration Statement)

Pursuant to the instruction to Item 8 of Form S-8, an opinion of counsel as to the legality of the securities being registered hereby is not included herein because such an opinion is required only with respect to original issuance securities. Determination letters from the Internal Revenue Service and Puerto Rico Department of Treasury for the U.S. Plan and the P.R. Plan are attached hereto as Exhibit 5.1 and Exhibit 5.2, respectively. An opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) is not included herein. In lieu of such a requirement, pursuant to Item 8 of Form S-8, the Company, as the sponsor of the U.S. Plan, and Lilly del Caribe, Inc., as the sponsor of the P.R. Plan, will submit the U.S. Plan and the P.R. Plan, respectively, and any amendments thereto to the Internal Revenue Service or the Puerto Rico Department of Treasury, as applicable, in a timely manner and will make all changes required by the relevant authority in order to qualify such Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Indianapolis, State of Indiana, on August 13, 2021.

ELI LILLY AND COMPANY

By:	/s/ David A. Ricks
Name:	David A. Ricks
Title:	Chairman, President, and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Ricks, Anat Ashkenazi and Anat Hakim, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including any post-effective amendments, supplements, exhibits thereto and other documents in connection therewith) to this Registration Statement, and any additional registration statement (including exhibits thereto and other documents in connection therewith) filed by the Company with the Commission related to this Registration Statement and the Plans addressed hereby, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below:

Name	Title	Date
/s/ David A. Ricks	Chairman, President, and Chief Executive Officer	August 13, 2021
David A. Ricks	(Principal Executive Officer)

/s/ Anat Ashkenazi	Senior Vice President and Chief Financial Officer	August 13, 2021
Anat Ashkenazi	(Principal Financial Officer)

/s/ Donald A. Zakrowski	Vice President, Finance, and Chief Accounting Officer	August 13, 2021
Donald A. Zakrowski	(Principal Accounting Officer)

/s /Ralph Alvarez	Director	August 13, 2021
Ralph Alvarez

/s/ Katherine Baicker, Ph.D.	Director	August 13, 2021
Katherine Baicker, Ph.D.

/s/ Carolyn R. Bertozzi, Ph.D.	Director	August 13, 2021
Carolyn R. Bertozzi, Ph.D.

/s/ Michael L. Eskew	Director	August 13, 2021
Michael L. Eskew

/s/ J. Erik Fyrwald	Director	August 13, 2021
J. Erik Fyrwald

/s/ Jamere Jackson	Director	August 13, 2021
Jamere Jackson

/s/ Kimberly H. Johnson	Director	August 13, 2021
Kimberly H. Johnson

/s/ William G. Kaelin Jr., M.D.	Director	August 13, 2021
William G. Kaelin Jr., M.D.

/s/ Juan R. Luciano	Director	August 13, 2021
Juan R. Luciano

/s/ Marschall S. Runge, M.D., Ph.D.	Director	August 13, 2021
Marschall S. Runge, M.D., Ph.D.

/s/ Gabrielle Sulzberger	Director	August 13, 2021
Gabrielle Sulzberger

/s/ Jackson P. Tai	Director	August 13, 2021
Jackson P. Tai

/s/ Karen Walker	Director	August 13, 2021
Karen Walker

The U.S. Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on August 13, 2021.

THE LILLY EMPLOYEE 401(K) PLAN

By: /s/ Stacey M. Roberson
Name: Stacey M. Roberson
Title: Employee Benefits Committee Member

The P.R. Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on August 13, 2021.

THE SAVINGS PLAN FOR LILLY AFFILIATE EMPLOYEES IN PUERTO RICO

By: /s/ Stacey M. Roberson
Name: Stacey M. Roberson
Title: Employee Benefits Committee Member